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                                                                     EXHIBIT 3.2

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                                AURORA FOODS INC.

                           INCORPORATED UNDER THE LAWS
                            OF THE STATE OF DELAWARE

                           ---------------------------

                              AMENDED AND RESTATED
                                     BY-LAWS

                           ---------------------------

                          AS ADOPTED ON MARCH 19, 2004

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                              AMENDED AND RESTATED

                                   BY-LAWS OF

                                AURORA FOODS INC.

                                   ARTICLE I

                                    OFFICES

1.1 REGISTERED OFFICE.

      The registered office of Aurora Foods Inc. (the "Corporation") in the State of Delaware shall be at 9 East Loockerman Street, City of Dover, County of Kent 19901, and the registered agent in charge thereof shall be National Registered Agents, Inc.

1.2 OTHER OFFICES.

      The Corporation may also have an office or offices at any other place or places within or outside the State of Delaware.

                                   ARTICLE II

                     MEETING OF STOCKHOLDERS; STOCKHOLDERS'
                           CONSENT IN LIEU OF MEETING

2.1 ANNUAL MEETINGS.

      The annual meeting of the stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, date and hour as shall be fixed by the Board of Directors of the Corporation (the "Board") and designated in the notice or waiver of notice thereof, except that no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware (the "DGCL") to be taken at a stockholders' annual meeting are taken by written consent in lieu of meeting pursuant to Section 2.10 of this Article II.

2.2 SPECIAL MEETINGS.

      A special meeting of the stockholders for any purpose or purposes may be called by the Board, the Chairman, the President or at least a majority in voting interest of the stockholders, to

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be held at such place, date and hour as shall be designated in the notice or waiver of notice thereof.

2.3 NOTICE OF MEETINGS.

      Except as otherwise required by statute, the Certificate of Incorporation of the Corporation, as amended from time to time (the "Certificate"), or these Amended and Restated By-laws (these "By-laws"), notice of each annual or special meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the day on which the meeting is to be held, by delivering written notice thereof to him personally, or by mailing a copy of such notice, postage prepaid, directly to him at his address as it appears in the records of the Corporation, or by transmitting such notice thereof to him at such address by telegraph, cable or other telephonic transmission. Every such notice shall state the place, the date and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereunto authorized, waive such notice in writing, either before or after such meeting. Except as otherwise provided in these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the stockholders need be specified in any such notice or waiver of notice. Notice of any adjourned meeting of stockholders shall not be required to be given, except when expressly required by law.

2.4 QUORUM.

      At each meeting of the stockholders, except where otherwise provided by the Certificate or these By-laws, the holders of a majority of the issued and outstanding shares of Common Stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority in voting interest of the stockholders present in person or represented by proxy and entitled to vote, or, in the absence of all the stockholders entitled to vote, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock to constitute a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

2.5 ORGANIZATION.

      Unless otherwise determined by the Board, at each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

            (a) the Chairman, if any;

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            (b) the President;

            (c) the Vice President;

            (d) any director, officer or stockholder of the Corporation designated by the Board to act as chairman of such meeting and to preside thereat if the Chairman, the President or the Vice President shall be absent from such meeting; or

            (e) a stockholder of record who shall be chosen chairman of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

      The Secretary or, if he shall be presiding over such meeting in accordance with the provisions of this Section 2.5 or if he shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary has been appointed and is present) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

2.6 ORDER OF BUSINESS.

      The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but such order of business may be changed by a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

2.7 VOTING.

      Except as otherwise provided by law, the Certificate or these By-laws, at each meeting of the stockholders, every stockholder of the Corporation shall be entitled to one vote in person or by proxy for each share of Common Stock of the Corporation held by him and registered in his name on the books of the Corporation on the date fixed pursuant to Section 6.7 of Article VI as the record date for the determination of stockholders entitled to vote at such meeting. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. A person whose stock is pledged shall be entitled to vote, unless, in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such stock and vote thereon. If shares or other securities having voting power stand in the record of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary shall be given written notice to the contrary and furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

            (a) if only one votes, his act binds all;

            (b) if more than one votes, the act of the majority so voting binds all; and

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            (c) if more than one votes, but the vote is evenly split on any particular matter, such shares shall be voted in the manner provided by law.

      If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purposes of this Section 2.7 shall be a majority or even-split in interest. The Corporation shall not vote directly or indirectly any share of its own capital stock. Any vote of stock may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after three years from its date, unless said proxy provides for a longer period. At all meetings of the stockholders, all matters (except where other provision is made by law, the Certificate or these By-laws) shall be decided by the vote of a majority in interest of the stockholders present in person or by proxy at such meeting and entitled to vote thereon, a quorum being present. Unless demanded by a stockholder present in person or by proxy at any meeting and entitled to vote thereon, the vote on any question need not be by ballot. Upon a demand by any such stockholder for a vote by ballot upon any question, such vote by ballot shall be taken. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

2.8 INSPECTION.

      The chairman of the meeting may at any time appoint one or more inspectors to serve at any meeting of the stockholders. Any inspector may be removed, and a new inspector or inspectors appointed, by the Board at any time. Such inspectors shall decide upon the qualifications of voters, accept and count votes, declare the results of such vote, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the question, respectively. The inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against his election to any position with the Corporation or on any other matter in which he may be directly interested. Before acting as herein provided, each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of his ability.

2.9 LIST OF STOCKHOLDERS.

      It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to any such meeting, during ordinary business hours, for a period of at least 10 days prior to such meeting, either at a place within the city where such meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place

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where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.10 STOCKHOLDERS' CONSENT IN LIEU OF MEETING.

      Any action required by the DGCL to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, by a consent in writing, as permitted by the DGCL.

                                  ARTICLE III

                               BOARD OF DIRECTORS

3.1 GENERAL POWERS.

      The business, property and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate directed or required to be exercised or done by the stockholders.

3.2 NUMBER AND TERM OF OFFICE.

      Except as otherwise required by the Certificate, the number of directors shall be fixed from time to time by the Board. Directors need not be stockholders. Each director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.

3.3 ELECTION OF DIRECTORS.

      At each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, of the stockholders present in person or by proxy and entitled to vote thereon shall be the directors; provided, however, that for purposes of such vote no stockholder shall be allowed to cumulate his votes. Unless an election by ballot shall be demanded as provided in Section 2.7 of Article II, election of directors may be conducted in any manner approved at such meeting.

3.4 RESIGNATION, REMOVAL AND VACANCIES.

      Any director may resign at any time by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified therein or,

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if the time be not specified, upon receipt thereof; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Any director or the entire Board may be removed, with or without cause, at any time by vote of the holders of a majority of the shares then entitled to vote at an election of directors or by written consent of the stockholders pursuant to Section 2.10 of Article II.

      Vacancies occurring on the Board for any reason may be filled by vote of the stockholders or by the stockholders' written consent pursuant to Section
2.10 of Article II, or by vote of the Board or by the directors' written consent pursuant to Section 3.6 of this Article III. If the number of directors then in office is less than a quorum, such vacancies may be filled by a vote of a majority of the directors then in office.

3.5 MEETINGS.

            (a) Annual Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.6 of this Article III.

            (b) Other Meetings. Other meetings of the Board shall be held at such times and places as the Board, the Chairman, the President or any director shall from time to time determine.

            (c) Notice of Meetings; Waiver of Notice.

                  (i) Notice of Meetings. Notice shall be given to each director of each meeting, including the time, place and purpose of such meeting. Notice of each such meeting shall be delivered to each director either (a) personally, (b) by telephone or (c) by first class mail, telegram, or facsimile (or similar electronic means) or by nationally recognized overnight courier, charges prepaid, addressed to each director at such director's address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least ten Business Days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, facsimile (or similar electronic means) or overnight courier, it shall be given at least 48 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person designated by such director to receive such notice. For purposes of this Section 3.5(c)(i), "Business Days" means any day that is not a Saturday, Sunday, legal holiday or other day on which banks are required to be closed in New York, New York.

                  (ii) Waiver of Notice. Notice of any meeting need not be given to any director who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent

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      shall specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Corporation or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting at or prior to its commencement the lack of notice to that director.

            (d) Place of Meetings. The Board may hold its meetings at such place or places within or outside the State of Delaware as the Board may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.

            (e) Quorum and Manner of Acting. A majority of the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law or these By-laws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

            (f) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

                  (i) the Chairman, if any;

                  (ii) the President (if a director);

                  (iii) the Vice President (if a director); or

                  (iv) any director designated by a majority of the directors present.

      The Secretary or, in the case of his absence, an Assistant Secretary, if an Assistant Secretary has been appointed and is present, or any person whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

3.6 DIRECTORS' CONSENT IN LIEU OF MEETING.

      Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the directors then in office and such consent is filed with the minutes of the proceedings of the Board.

3.7 ACTION BY MEANS OF CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT.

      Any one or more members of the Board may participate in a meeting of the Board by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

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3.8 COMMITTEES.

      The Board may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, such committee or committees to have such name or names as may be determined from time to time by resolution adopted by the Board, and each such committee to consist of one or more directors of the Corporation, which to the extent provided in said resolution or resolutions shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

                                   ARTICLE IV

                                    OFFICERS

4.1 NUMBER, TITLES AND TERM OF OFFICE.

      The officers of the Corporation shall be a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Secretary and, if the Board so elects, a Chairman, a Treasurer and such other officers as the Board may from time to time elect or appoint. Each officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Certificate provides otherwise. Except for Chairman, if any, no officer need be a director.

4.2 AUTHORITY AND DUTIES.

      All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent so provided, by the Board.

4.3 VACANCIES.

      Any vacancy occurring in any office of the Corporation may be filled by the Board.

4.4 THE CHAIRMAN.

      If elected, the Chairman shall preside at all meetings of the stockholders and of the Board; and he shall have such other powers and duties as designated in these By-laws and as from time to time may be assigned to him by the Board.

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4.5 THE PRESIDENT.

      Unless the Board otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and, unless the Board otherwise determines, he shall, in the absence of the Chairman or if there be no Chairman, preside at all meetings of the stockholders and (should he be a director) of the Board; and he shall have such other powers and duties as designated in accordance with these By-laws and as from time to time may be assigned to him by the Board.

4.6 CHIEF EXECUTIVE OFFICER.

      Subject to the control of the Board and the executive committee (if any), the chief executive officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he may agree upon and execute all leases, contracts, evidence of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in accordance with these By-laws and as from time to time may be assigned to him by the Board.

4.7 VICE PRESIDENTS.

      In the absence of the President, or in the event of his inability or refusal to act, a Vice President designated by the Board shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. In the absence of a designation by the Board of a Vice President to perform the duties of the President, or in the event of his absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation shall so act. The Vice Presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.

4.8 THE SECRETARY.

      The Secretary shall keep the minutes of all meeting of the Board, committees of directors and the stockholders, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the affixation of the seal of the Corporation thereto; he may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; he shall have such other powers and duties as designated in these By-laws and as from time to time may be assigned to him by the Board; and he shall in general perform all acts

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incident to the office of Secretary, subject to the control of the chief executive officer and the Board.

4.9 ASSISTANT SECRETARIES.

      Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these By-laws and as from time to time may be assigned to him by the chief executive officer or the Board. The Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability or refusal to act.

4.10 THE TREASURER.

      The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he shall have such other powers and duties as designated in these By-laws and as from time to time may be assigned to him by the Board. He shall perform all acts incident to the position of Treasurer, subject to the control of the chief executive officer and the Board; and he shall, if required by the Board, give such bond for the faithful discharge of his duties in such form as the Board may require.

4.11 ASSISTANT TREASURERS.

      Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these By-laws and as from time to time may be assigned to him by the Board. The Assistant Treasurers shall exercise the power of the Treasurer during that officer's absence or inability or refusal to act.

                                   ARTICLE V

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

5.1 EXECUTION OF DOCUMENTS.

      The Board shall designate, by either specific or general resolution, the officers, employees and agents of the Corporation who shall have the power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Unless so designated or expressly authorized by these By-laws, no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement, to pledge its credit or to render it liable pecuniarily for any purpose or amount.

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5.2 DEPOSITS.

      All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or Treasurer, or any other officer of the Corporation to whom power in this respect shall have been given by the Board, shall select.

5.3 PROXIES WITH RESPECT TO STOCK OR OTHER SECURITIES OF OTHER CORPORATIONS.

      The Board shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent with respect to such stock or securities. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its powers and rights.

                                   ARTICLE VI

                  SHARES AND THEIR TRANSFER; FIXING RECORD DATE

6.1 CERTIFICATES FOR SHARES.

      Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number and class of shares owned by him in the Corporation, which shall be in such form as shall be prescribed by the Board. Certificates shall be numbered and issued in consecutive order and shall be signed by, or in the name of, the Corporation by the Chairman, the President or any Vice President, and by the Treasurer (or an Assistant Treasurer, if appointed) or the Secretary (or an Assistant Secretary, if appointed). In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate had not ceased to be such officer or officers of the Corporation.

6.2 RECORD.

      A record in one or more counterparts shall be kept of the name of the person, firm or corporation owning the shares represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock record of the Corporation shall be deemed the owner thereof for all purposes regarding the Corporation.

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6.3 TRANSFER AND REGISTRATION OF STOCK.

      The transfer of stock and certificates which represent the stock of the Corporation shall be governed by Article 8 of Subtitle 1 of Title 6 of the Delaware Code (the Uniform Commercial Code), as amended from time to time.

      Registration of transfers of shares of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed.

6.4 ADDRESSES OF STOCKHOLDERS.

      Each stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to him, and, if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his post-office address, if any, as the same appears on the share record books of the Corporation or at his last known post-office address.

6.5 LOST, DESTROYED AND MUTILATED CERTIFICATES.

      The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board may, in its discretion, cause to be issued to him a new certificate or certificates for such shares, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative to give the Corporation a bond in such sum and with such surety or sureties as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

6.6 REGULATIONS.

      The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for stock of the Corporation.

6.7 FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD.

            (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

            (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall be not more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

            (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

                                  ARTICLE VII

                                      SEAL

            The Board may provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of incorporation of the Corporation and the words and figures "Corporate Seal - Delaware."

                                  ARTICLE VIII

                                   FISCAL YEAR

            The fiscal year of the Corporation shall be the calendar year unless otherwise determined by the Board.

                                   ARTICLE IX

                          INDEMNIFICATION AND INSURANCE

9.1 INDEMNIFICATION.

            (a) As provided in the Certificate, to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for breach of fiduciary duty as a director.

            (b) Without limitation of any right conferred by paragraph (a) of this Section 9.1, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, testators, intestates, executors and administrators; provided, however, (i) that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; (ii) that no indemnification shall be made in the case of an action, suit or proceeding by or in the right of the Corporation in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director, officer, employee or agent is liable to the Corporation, unless a court having jurisdiction shall determine that, despite such adjudication, such person is fairly and reasonably entitled to indemnification; and (iii) that, except as provided in Section 9.1(c) of this Article IX with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) initiated by such indemnitee was authorized by the Board. The right to indemnification conferred in this Article IX shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

            (c) If a claim under Section 9.1(b) of this Article IX is not paid in full by the Corporation with 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of any undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the DGCL. Neither the failure of the Corporation (including the Board, independent legal counsel, or the stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board, independent legal counsel or the stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation.

            (d) The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate, agreement, vote of stockholders or disinterested directors or otherwise.

            (e) Notwithstanding anything to the contrary contained herein, from and after the Effective Time (as defined in the Pinnacle Merger Agreement), each person who has been a director, officer, employee or agent of PFHC or any of its subsidiaries at any time during the period beginning on May 22, 2001 and ending on the date of the Effective Time (as defined in the Pinnacle Merger Agreement), shall be deemed to be an "indemnitee" for purposes of this Article IX. For purposes of this Section 9(e), "Pinnacle Merger Agreement" means the Agreement and Plan of Merger, by and among Pinnacle Foods Holding Corporation ("PFHC"), Crunch Holding Corp., Crunch Acquisition Corp. and HMTF PF, LLC.

            (f) Notwithstanding anything to the contrary contained herein, from and after the Effective Time (as defined in the Merger Agreement), each person who is, or has been at any time prior to the Closing Date (as defined in the Merger Agreement), an officer or director of the Corporation or Sea Coast Foods, Inc., shall be deemed to be an "indemnitee" for purposes of this Article IX with respect to acts or omissions occurring prior to the Closing Date. For purposes of this Section 9.1(f), "Merger Agreement" means the Agreement and Plan of Reorganization and Merger by and between Aurora Foods Inc. and Crunch Equity Holding, LLC, dated as of November 25, 2003 and as amended on January 8, 2004.

9.2 INSURANCE.

      The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or any person who is or was serving at the request of the Corporation as a director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

                                   ARTICLE X

                                   AMENDMENT

      Any by-law (including these By-laws) may be adopted, amended or repealed by the vote of the holders of a majority of the shares then entitled to vote or by the stockholders' written consent pursuant to Section 2.10 of Article II, or by the vote of the Board or by the directors' written consent pursuant to
Section 3.6 of Article III.

                                    * * * * *